                                                                Exhibit (b)(5)


NOVEMBER 17, 1998                                           HIGHLY CONFIDENTIAL
                                                              WORKING DRAFT


                                PROJECT CATALOG
                              DISCUSSION MATERIALS


JPMORGAN

This working draft was prepared exclusively for the benefit and internal use of Pinault-Printemps-Redoute S.A. ("PPR") in order to update PPR on its investment in Button, and to assist PPR, on a preliminary basis, in its evaluation of the feasibility of various alternatives and transactions and does not carry any right of publication or disclosure to any other party. This presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be used for any other purpose without the prior written consent of J.P. Morgan.

The information in this presentation is based upon publicly available information and reflects prevailing conditions and J.P. Morgan's views as of this date, all of which are accordingly subject to change. In preparing this presentation, J.P. Morgan has relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was otherwise reviewed by J.P. Morgan. In addition, J.P. Morgan's analyses are not and do not purport to be appraisals of the assets, stock, or business of PPR or Button.


JPMORGAN

EXECUTIVE SUMMARY


- Using publicly available information, J.P. Morgan has reviewed the recent performance and expected prospects of Button in connection with PPR's equity stake in the Company

-     Analyzed the trends and performance of the direct mail/apparel sector

      - Highlighted specific issues and challenges confronting Button's business

- Ongoing concerns over a contraction in economic growth, reduced consumer spending, and increased apparel retailing competition have contributed to weakened prospects for Button

- Direct mail peers have underperformed the market by 34% since February 20, 1998, while Button has underperformed the market by 79% over the same period

- Equity analysts have reduced their January, 1998 and January, 1999 earnings estimates for Button by an average of 37% and 34% to $2.06 and $2.55, respectively


JPMORGAN

AGENDA


-     SITUATION PROFILE

-     Valuation analysis

-     Acquisition premium considerations

-     Appendix


JPMORGAN

BUTTON'S PROSPECTS HAVE BEEN NEGATIVELY IMPACTED BY A NUMBER OF FACTORS


GLOBAL MARKET(1)

- Full impact of the turmoil in financial markets has yet to be seen. Financial markets are still unambiguously tighter, with sustained volatility

- With business confidence dropping to its lowest level since the last recession, much more weakening is likely(2)

- Direct effects from the collapse in exports are already evident - second-round effects are probably just starting


DIRECT MAIL/ APPAREL SECTOR

- Catalog sales for Christmas season are already 20 percent below expectations

- Competition is increasing substantially; 15 percent increase in new catalogs this season

- Retailers selling out of stores are staking more turf and capitalizing on synergies

- The apparel sector has softened as consumers are shifting more dollars towards home furnishings


BUTTON SPECIFIC

-     General slowdown continues across all catalog divisions

-     Continued weakness in Lerner catalog due to merchandising miscues

- Slowdown in core large size Lane Bryant catalog and sustained pressure on Chadwick's performance

-     Margin reduction due to reduced operating leverage as sales soften

- Additional margin pressure anticipated due to increased markdowns on fall inventories and increased competition



(1)   Per J.P. Morgan Global Data Watch, November 6, 1998

(2)   J.P. Morgan is forecasting a U.S. recession during Q2 and Q3 1999


JPMORGAN

BUTTON'S SHARE PRICE HAS DROPPED SIGNIFICANTLY OVER THE PAST SEVERAL MONTHS


IPO DATE TO NOVEMBER 13, 1998

[GRAPH TRACKING BUTTON'S SHARE PRICE AND TRADING VOLUME FROM IPO TO NOVEMBER 13, 1998, WITH SIGNIFICANT EVENTS NOTED]

(02/97) Initial public offering priced at $24 per share

(10/97) Freeman Spogli (and others) sell 5MM shares through secondary offering at $46 per share

(02/20/98) PPR announces agreement to buy 43.7% of Button from Freeman Spogli, The Limited and others at $51 per share

(04/03/98) PPR's acquisition of shares of Button from Freeman Spogli and others closes

(08/19/98) Button falls 27% on management commentary regarding expected flat 2H:
1998 sales growth

(08/31/98) Announcement of intent to buy back up to $40MM of common stock

(09/25/98) Salomon Smith Barney downgrades Button to neutral from outperform because of low earnings visibility, estimates lowered from $3.10 to 2.05 per share

Source:  Tradeline


JPMORGAN

BUTTON'S STOCK HAS UNDERPERFORMED ITS PEERS AND THE BROADER MARKET


[GRAPH (ADJUSTED FOR DIVIDENDS AND INDEXED TO BUTTON) COMPARING STOCK PRICE OF BUTTON, COMPREHENSIVE PEERS(1) AND S&P INDUSTRIALS FOR PERIOD OF 02/20/98 TO 11/23/98]

Company/index                               Total returns
-------------                               -------------
S&P Industrials                                 11.2%
Comprehensive peers(1)                         (16.9%)
Direct mail peers(2)                           (23.0%)
Button                                         (67.6%)

(1) Equal-weighted index includes Blair, Coldwater Creek, Concepts Direct, Delia's, DM Management, Fingerhut, Hanover Direct, Intimate Brands, Land's End, Lillian Vernon, Spiegel and Talbots

(2) Equal-weighted index includes Blair, Coldwater Creek, Concepts Direct, Delia's, DM Management, Fingerhut, Hanover Direct, Land's End, Lillian Vernon, and Spiegel

Source: Tradeline


JPMORGAN

BUTTON'S RECENT POOR STOCK PRICE PERFORMANCE IS LARGELY A FUNCTION OF LOWER ANALYST EPS ESTIMATES . . .


[Graph of Median EPS estimates ($ per share) for Comprehensive peers, S&P Industrials and Brylane]



Source:  I/B/E/S


JPMORGAN

 . . . AS WELL AS SIGNIFICANT MULTIPLE CONTRACTION


[Graph comparing 12-month forward EPS estimates (Rebased to $1.00) for Comprehensive peers(1), S&P Industrials and Button]






[Graph comparing 12-month forward P/E ratios for Comprehensive peers(1), S&P Industrials and Button]


                               % CHANGE
COMPANY/INDEX                  IN MULTIPLES
-------------                  ------------
S&P Industrials                   14.9%
Comprehensive peers(1)           (33.7%)
Direct mail peers(2)             (37.3%)
Button                           (57.8%)

(1) Equal-weighted index includes Coldwater Creek, Concepts Direct, Delia's, DM Management, Intimate Brands, Land's End, Lillian Vernon, Spiegel and Talbots

(2) Equal-weighted index includes Blair, Coldwater Creek, Concepts Direct, Delia's, DM Management, Fingerhut, Hanover Direct, Land's End, Lillian Vernon, and Spiegel Source: I/B/E/S


JPMORGAN

THE DIRECT MAIL/APPAREL SECTOR HAS EXPERIENCED SIGNIFICANT SHARE PRICE EROSION AND MULTIPLE CONTRACTION

[Bar graphs illustrating share price total return and P/E change for direct mail/apparel sector - February 20, 1998 through November 13, 1998]

Company                           Total return                P/E change
-------                           ------------                ----------
Talbots                               36.6%                      (14.3%)
DM Managment                          35.2%                       (7.3%)
S&P Industrials                       11.2%                       14.9%
Blair                                 10.2%                        N/A
Fingerhut(1)                          (5.5%)                       N/A
Hanover Direct                        (7.0%)                       N/A
Intimate Brands                       (9.4%)                     (21.7%)
Lillian Vernon                       (15.2%)                     (25.1%)
Concepts Direct                      (31.0%)                       N/M
Spiegel                              (31.6%)                     (59.8%)
Lands End                            (49.3%)                     (47.1%)
Coldwater Creek                      (64.2%)                     (61.4%)
Button                               (67.6%)                     (57.8%)
Delia's                              (71.2%)                     (68.4%)

(1) P/E change not available as Fingerhut recently spun-off a significant subsidiary

Note: Total return analysis assumes reinvestment of dividends
Source: Tradeline

JPMORGAN

ANALYSTS HAVE SIGNIFICANTLY REDUCED EARNINGS ESTIMATES FOR BUTTON

                                                                      EPS ESTIMATES   IMPLIED P/E MULTIPLE
                                                         PRICE      ----------------  --------------------
FIRM                    ANALYST              DATE      PER SHARE    JAN-99    JAN-00    JAN-99     JAN-00    LTGR   RECOMMENDATION
----------------------------------------------------------------------------------------------------------------------------------
BancBoston/
Robertson Stephens      Janet Kloppenburg   10/26/98     $17.69      $1.89     $2.12      9.4x       8.3x     18%   Attractive
                                             9/25/98      16.25       2.02      2.25      8.0        7.2            Attractive
                                             9/18/98      24.50       3.00      3.45      8.2        7.1            Buy
                                             8/20/98      24.25       3.05      3.50      8.0        6.9            Buy
                                              8/3/98      40.19       3.32      3.88     12.1       10.4            Strong buy

Lazard Freres/          Todd Slater          9/28/98     $14.81      $2.10     $2.55      7.1x       5.8x     10%   Hold
ING Barings                                  8/25/98      27.25       3.30      3.85      8.3        7.1            Buy
                                            11/11/97      46.25       3.25      N/A      14.2        N/A            Buy

Merrill Lynch           Mark Friedman        9/25/98     $16.25      $2.07     $2.85      7.9x       5.7x     18%   Neutral
                                             8/26/98      26.94       3.10      3.55      8.7        7.6            Neutral
                                             5/21/98      52.94       3.28      N/A      16.1        N/A            Buy
                                              4/8/98      56.81       3.27      3.90     17.4       14.6            Buy

Salomon S.B./           Maura Byrne         10/16/98     $15.56      $2.05     $2.50      7.6x       6.2x     14%   Neutral
J.P. Morgan                                  9/25/98      16.25       2.05      2.50      7.9x       6.5x           Neutral
                                             9/18/98      24.50       3.10      3.65      7.9        6.7            Outperform
                                             7/16/98      44.44       3.28      3.80     13.5       11.7            Buy
                                             5/21/98      52.94       3.28      N/A      16.1        N/A            Buy
                                             3/17/98      59.00       3.27      3.80     18.0       15.5            Buy

Warburg                 Peter Schaeffer      9/25/98     $16.25      $2.47     $2.78      6.6x       5.8x     15%   Strong buy
Dillon Read

Current Street median                       11/13/98     $16.50      $2.06     $2.55      8.0x       6.5x    15%
----------------------------------------------------------------------------------------------------------------------------------


Source:  I/B/E/S and Bloomberg


JPMORGAN

RECENT ANALYST COMMENTARY HIGHLIGHTS CONCERN OVER BUTTON'S NEAR TERM PROSPECTS


"THROUGH F1998, BUTTON'S BUSINESS HAS SLOWLY DETERIORATED WITH LERNER'S WEAKNESS IN 1H:98 . . . AN EARLY INDICATION THAT MORE SEVERE AND FUNDAMENTAL PROBLEMS
EXISTED IN BUTTON'S BUSINESS . . . . We believe Button's sales shortfall is due to continued softness in its regular size Chadwick's and Lerner catalogs as well as its core Lane Bryant large size catalog . . . . We are now expecting 3Q:98 sales to be down at least 2 percent, which will most likely cause considerable pressure on both gross margin and expenses . . . . WE WOULD CAUTION NEAR TERM
INVESTMENT [IN SHARES OF BUTTON] IN LIGHT OF THE CONTINUED RISK TO OUR SALES AND
EARNINGS OUTLOOK . . . . The sudden slowdown in the core large-size business this fall season . . . in tandem with highly inconsistent results achieved in Chadwick's throughout all of F1998 leads us to believe that the company may be facing increased competitive pressure from specialty retailers."

          Janet J. Kloppenburg, BancBoston Robertson Stephens, October 26, 1998

"REDUCING SECOND HALF EXPECTATIONS FURTHER DUE TO SALES WEAKNESS AT KEY
CATALOGS, PARTICULARLY CHADWICK'S . . . . Gross margins are expected to decrease due to increased markdowns. We look for SG&A expense to increase . . . . in addition the company plans to use promotions and incentives in an effort to spark sales."

                               Mark Friedman, Merrill Lynch, September 25, 1998

". . . GENERAL SLOWDOWN CONTINUES ACROSS ALL CATALOG DIVISIONS. CHADWICK'S,
LERNER, LANE BRYANT, ROAMANS AND JESSICA LONDON ARE ALL BELOW PLAN . . . . We
estimate catalog and operating expenses expand 10%, as management will not be able to scale expenses back in line with new sales expectations."

                   Maura Hunter Byrne, Salomon Smith Barney, September 25, 1998

"ENTERING SEPTEMBER, THE PICTURE HAS NOT CHANGED AS THE COMPANY IS STILL SUFFERING FROM ANEMIC SALES OF WINTER MERCHANDISE PRIMARILY IN THEIR REGULAR
SIZE CATALOGS . . . . Based on the sales shortfall and the resulting inability to leverage operating expenses, we have lowered our sales and earnings expectations."

                       Peter Schaeffer, Warburg Dillon Read, September 25, 1998

"WHILE IT IS STILL EARLY . . . THE MISS TO PLAN IS WIDESPREAD."

                                 Todd Slater, Lazard Freres, September 25, 1998


JPMORGAN

Source:  Street research

AGENDA

-     Situation profile

-     VALUATION ANALYSIS

-     Acquisition premium considerations

-     Appendix


JPMORGAN

PRELIMINARY PUBLIC VALUATION OF BUTTON

$ per share

[Graph plotting share price information relating to Button]


($12.38 closing price; 11/20/98)

Discounted cash flow(1)                    CASE I:   STREET MEDIAN EPS AND LTGR
- CASE I:   $18.00 - $23.00                CASE II:  STREET MEDIAN EPS AND LTGR
- CASE II:  $14.00 - $18.00                          WITH CAPEX INCREASE


Trading multiples
-  Direct-mail peers(2):          $17.00 - $22.00
-  Comprehensive peers(3):        $18.00 - $23.00

30-day trading range:             $11.31 - $18.50
60-day trading range:             $11.31 - $28.44

(1) Based on publicly available information, including revised analysts' projections released subsequent to Button's November 18, 1998 3Q earnings announcement

(2) Consists of Coldwater Creek, Delia's, DM Management, Fingerhut, Land's End, Lillian Vernon and Spiegel

(3) Consists of Coldwater Creek, Delia's, DM Management, Fingerhut, Intimate Brands, Land's End, Lillian Vernon, Spiegel and Talbots

Note: Equity values derived from firm value metrics assuming net debt of $378 and fully diluted shares of 17.4 million


JPMORGAN

PRELIMINARY PUBLIC VALUATION SUMMARY OF BUTTON

$ MILLIONS, EXCEPT PER SHARE DATA

                                                                     IMPLIED MULTIPLES
                                                   --------------------------------------------------------
                                                          JAN-1999                        JAN-2000
                                   VALUE RANGE     -----------------------          -----------------------       IMPLIED PRM.
                                    PER SHARE      FV/EBITDA EV/NET INCOME          FV/EBITDA EV/NET INCOME         TO MARKET
-------------------------------------------------------------------------------------------------------------------------------
DCF ANALYSIS(1)
Case I                               $26-$30       7.6x-8.2x   12.2x-14.1x          7.0x-7.6x   10.2x-11.8x          58%-82%
Case II                              $23-$27       7.1x-7.7x   10.8x-12.7x          6.6x-7.2x    9.0x-10.6x          39%-64%

TRADING COMPARABLES
Direct mail peers                    $18-$26       6.3x-7.6x    8.4x-12.2x          5.9x-7.0x    7.1x-10.2x           9%-58%
Comprehensive peers                  $21-$29       6.8x-8.0x    9.8x-13.6x          6.3x-7.4x    8.2x-11.4x          27%-76%

30-day trading range                 $11-$19       5.4x-6.5x    5.6x- 8.9x          5.0x-6.0x    4.7x- 7.5x         (27%)-15%

60-day trading range                 $11-$28       5.2x-7.9x    5.2x-13.1x          4.9x-7.3x    4.3x-11.0x         (33%)-70%

BUTTON FINANCIALS ($MM)                              $112.1         $37.1             $120.7         $44.3
BUTTON MULTIPLES (11/13/98)                             6.1X          7.7X               5.6X          6.5X


Current share price (11/13/98)              $ 16.50
Fully-diluted shares outstanding               17.4
                                            -------
Equity value                                $ 287.1
Net debt per 8/1/98 10-Q                      368.5
Share repurchase debt                          25.8
                                            -------
Total net debt                              $ 394.3
                                            -------
Firm value                                  $ 681.4

(1) DCF analysis that assumes low-end Street EPS and long-term growth rate estimates would imply a value range per share for Button of $18 to $21


JPMORGAN

DISCOUNTED CASH FLOW ANALYSIS

                                                   CASE I            CASE II
-------------------------------------------------------------------------------
1999 EPS ESTIMATES                                  $ 2.06             $ 2.06
2000 EPS ESTIMATES                                  $ 2.55             $ 2.55
LONG-TERM GROWTH %                                    15.0%              12.5%
-------------------------------------------------------------------------------
Revenues (1999-2004 CAGR)                              5.0%               5.0%
Gross margins (1999-2004 avg)                         49.5%              49.5%
Operating margins (1999-2004 avg)                      6.9%               6.7%

-------------------------------------------------------------------------------
CAPEX AS % OF REVENUES (1999-2004 AVG)                 1.0%               1.7%(1)
-------------------------------------------------------------------------------
Depreciation as % of revenues (1999-2004               0.8%               1.1%
avg)
NWI as % of revenues (1999-2004 avg)                   7.8%               7.8%

Effective tax rate (1999-2004 avg)                    34.0%              33.8%
Terminal value EBITDA exit multiple               6.0x-6.5x          6.0x-6.5x
Implied terminal value growth rate                1.1%-2.4%          1.0%-2.4%
WACC                                           9.75%-10.25%       9.75%-10.25%
-------------------------------------------------------------------------------
IMPLIED EQUITY VALUE RANGE PER SHARE                $26-$30            $23-$27
-------------------------------------------------------------------------------

(1) Additional capex of $35 million in both 2001 and 2002 pursuant to discussion with PPR management


JPMORGAN

DISCOUNTED CASH FLOW ANALYSIS: IMPLIED MULTIPLES

$ millions, except per share data

                                                CASE I                            CASE II
                                         -------------------              ----------------------
------------------------------------------------------------------------------------------------
Firm value                               $ 847     -   $ 916              $ 795      -    $ 864
Equity value                               452     -     522                400      -      470
Equity value per share                      26     -      30                 23      -       26
Implied premium to market                   58%    -      82%                39%     -       64%
------------------------------------------------------------------------------------------------

EBITDA
1999E                                      7.6x    -     8.2x               7.0x     -      7.7x
2000E                                      7.0     -     7.6                6.6      -      7.2

Net income
1999E                                     12.2x    -    14.1x              10.8x     -     12.7x
2000E                                     10.2     -    11.8                9.0      -     10.6
------------------------------------------------------------------------------------------------

Note: The above valuation assumes net debt of $394.3 million and shares outstanding of 17.4 million


JPMORGAN

COMPARATIVE TRADING ANALYSIS

AS OF NOVEMBER 13, 1998

[Bar graphs comparing firm value/1999E EBITDA for Button, Direct-mail peers(1), and Comprehensive peers(2)]

Button:                               6.1x
Direct-mail peers(1):                 7.4x
Comprehensive peers(2):               7.6x

[Bar graphs comparing Equity value/2000E earnings for Button, Direct-mail peers(1), and Comprehensive peers(2)]

Button:                              6.5x
Direct-mail peers(1):                10.3x
Comprehensive peers(2):              13.3x

[Bar graphs comparing Equity value/1999E earnings for Button, Direct-mail peers(1), and Comprehensive peers(2)]

Button:                              7x
Direct-mail peers(1):                13.9x
Comprehensive peers(2):              16.1x

[Bar graphs comparing 2000E PE/long-term growth rate for Button, Direct-mail peers(1), and Comprehensive peers(2)]

Button:                              0.39x
Direct-mail peers(1):                0.49x
Comprehensive peers(2):              0.65x

(1) Consists of Coldwater Creek, Delia's, DM Management, Fingerhut, Land's End, Lillian Vernon and Spiegel

(2) Consists of Coldwater Creek, Delia's, DM Management, Fingerhut, Intimate Brands, Land's End, Lillian Vernon, Spiegel and Talbots
Source: I/B/E/S


JPMORGAN

COMPARATIVE OPERATING PERFORMANCE ANALYSIS

[Bar graphs comparing LTM EBITDA for Button, Direct-mail peers(1), and Compre-hensive peers(2)]

Button:                              10.4%
Direct-mail peers(1):                 7.6%
Comprehensive peers(2):               7.6%


[Bar graphs comparing Net debt/firm value for Button, Direct-mail peers(1) and Comprehensive peers(2)]

Button:                              54.7%
Direct-mail peers(1):                11.8%
Comprehensive peers(2):              10.9%


[Bar graphs comparing LTM EBIT margin for Button, Direct-mail peers(1), and Comprehensive peers(2)]

Button:                              8.7%
Direct-mail peers(1):                6.3%
Comprehensive peers(2):              6.3%


[Bar graphs comparing long-term growth rate for Button, Direct-mail peers(1), and Comprehensive peers(2)]

Button:                              16.5%
Direct-mail peers(1):                20.0%
Comprehensive peers(2):              17.0%


(1) Consists of Coldwater Creek, Delia's, DM Management, Fingerhut, Land's End, Lillian Vernon and Spiegel

(2) Consists of Coldwater Creek, Delia's, DM Management, Fingerhut, Intimate Brands, Land's End, Lillian Vernon, Spiegel and Talbots
Source: I/B/E/S


JPMORGAN

COMPARABLE TRADING MULTIPLES ANALYSIS

                                               FV/EBITDA                 FV/EBIT                EV/NET INCOME
                                         -------------------        ------------------        ------------------      LONG-TERM
                                         1999E         2000E        1999E        2000E        1999E        2000E        GROWTH
--------------------------------------------------------------------------------------------------------------------------------
DIRECT MAIL PEERS
Blair                                     4.7x           NA           5.2x          NA          7.9x          NA         35.0%
Coldwater Creek                           7.3           5.6           9.2          6.9         13.9         10.3         25.0
Concepts Direct                            NM          15.3            NM         27.3           NM         40.0           NA
Delia's                                   8.4           5.9          10.0          7.0         19.5         13.3         35.0
DM Management                            11.3           9.3          13.7         11.1         19.7         16.2         25.0
Fingerhut                                 4.9           4.3           7.7          6.4          9.5          7.8         17.0
Genesis Direct                             NM           8.6            NM         16.6           NM         19.1         32.5
Lands' End                                7.4           6.4           8.9          7.7         11.7         10.0         15.0
Lillian Vernon                            7.6           5.7          10.2          7.3         13.5          9.7         20.0
Spiegel                                   6.4           6.0          11.4         10.1         21.4         15.6         16.5

Median(1)                                 7.4x          5.9x         10.0x         7.3x        13.9x        10.3x        20.0%

RETAILER PEERS
Intimate Brands                           8.3x          7.3x          9.7x         8.5x        16.1x        13.9x        16.0%
The Talbots                               7.8           6.6          13.1         10.8         22.5         18.0         15.0

Median                                    8.1x          7.0x         11.4x         9.7x        19.3x        16.0x        15.5%

COMPREHENSIVE PEERS(2)
Median                                    7.6x          6.0x         10.0x         7.7x        16.1x        13.3x        20.0%

--------------------------------------------------------------------------------------------------------------------------------
Button                                    6.1x          5.6x          7.6x         6.9x         7.7x         6.5x        16.5%
Button financials ($MM)               $ 112.1       $ 120.7       $  89.8      $  98.4      $  37.1      $  44.3
--------------------------------------------------------------------------------------------------------------------------------

Implied value for Button shares
(Direct mail peers only)
Median multiple                           7.4x          5.9x         10.0x         7.3x        13.9x        10.3x
Implied share price                    $ 25.18       $ 18.28       $ 28.87      $ 18.68      $ 29.64      $ 26.31

Implied value for Button shares
(Comprehensive peers) (2)
Median multiple                           7.6x          6.0x         10.0x         7.7x        16.1x        13.3x
Implied share price                    $ 26.26       $ 18.96       $ 28.87      $ 20.81      $ 34.34      $ 33.98
--------------------------------------------------------------------------------------------------------------------------------

Note: As of 11/13/98. Equity values derived from firm value metrics assuming net debt of $394.3 million and fully diluted shares of 17.4 million

(1) Consists of Coldwater Creek, Delia's, DM Management, Fingerhut, Land's End, Lillian Vernon and Spiegel

(2) Consists of Coldwater Creek, Delia's, DM Management, Fingerhut, Intimate Brands, Land's End, Lillian Vernon, Spiegel and Talbots


JPMORGAN

AGENDA


-   Situation profile

-   Valuation analysis

-   ACQUISITION PREMIUM CONSIDERATIONS

-   Appendix

IMPLIED PREMIA AND MULTIPLES AT VARIOUS PRICES


--------------------------------------------------------------------------------
Share price                    $ 16.50       $ 20.00       $ 24.00      $ 28.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Premium to:
11/13/98 close ($16.50)            0.0%         21.2%         45.5%        69.7%
1 week prior ($16.56)             (0.4)         20.8          44.9         69.1
30-day average ($15.86)            4.0          26.1          51.3         76.5
60-day average ($18.08)           (8.7)         10.6          32.7         54.9
90-day average ($21.76)          (24.2)         (8.1)         10.3         28.7
--------------------------------------------------------------------------------

Implied firm value ($MM)       $   681       $   742       $   812      $   882
Implied equity value ($MM)         287           348           418          487

IMPLIED MULTIPLES                                                              DIRECT MAIL
                                                                                     PEERS       COMPREHENSIVE
                                                                                  (MEDIAN)      PEERS (MEDIAN)
-----------------                                                              -------------------------------
EBITDA ($MM)
- 1999E                $112.1       6.1x       6.6x       7.2x       7.9x             7.4x                7.6x
- 2000E                $120.7       5.6        6.1        6.7        7.3              5.9                 6.0

Net income
- 1999E                $ 37.1       7.7x       9.4x      11.3x      13.1x            13.9x               16.1x
- 2000E                $ 44.3       6.5        7.9        9.4       11.0             10.3                13.3
                                                                               -------------------------------




(1) Button financials are based on Case I

Note: Equity values derived from firm value metrics assuming net debt of $394.3 and fully diluted shares of 17.4 million




JPMORGAN

SHARES TRADED ANALYSIS

[Bar graphs illustrating % of float traded (with shares MM noted) and price below which shares have traded during past 30 days]

Average price = $15.86

Price below which
Shares have traded
($)                          Shares MM traded
------------------           ----------------
$12                                 .05
$13                                0.4
$15                                0.6
$16                                0.8
$17                                1.9
$18                                2.4
$19                                2.5

[Bar graphs illustrating % of float traded (with shares MM noted) and price below which shares have traded during past 90 days]

Average price = $21.76

    Price below which
    Shares have traded
    ($)                       Shares MM traded
    ------------------        ----------------
            $15                      1.3
            $19                      4.5
            $23                      5.6
            $27                     10.6
            $29                     11.7
            $37                     11.9
            $39                     12.1

Note: Based on float of 10,397,733 shares

Source: Tradeline

JPMORGAN

PREMIA PAID IN SELECTED GOING PRIVATE TRANSACTIONS

[BAR GRAPHS SHOWING PREMIUM (%) PAID OVER ONE WEEK PRIOR TO ANNOUNCEMENT]

Premium %                Number of transactions
---------                ----------------------
less than 0%                        4
0% less than 10%                    6
10% less than 20%                  21
20% less than 30%                  13
30% less than 40%                   5
40% less than 50%                  10
50% less than 60%                   3
60%+                                9

COMMENTS

-    Median initial premium of 18.6%

-    Median final premium of 23.1%

-    Wide variation in premia paid

-    Median percentage of outstanding shares purchased equal to 29%



Note: Selected transactions in sample include 71 going private transactions in which an owner of 50% or more of a U.S. public company acquires the remaining shares for total consideration of $1 million or more; January 1, 1990 through October 31, 1998

JPMORGAN

JANUARY 1, 1990 TO DATE(1)


                                                                                                     TRANSACTION VALUE
                                                                                                     -----------------
DATE ANNOUNCED   ACQUIROR                          TARGET                            CONSIDERATION   % ACQ.        $MM
----------------------------------------------------------------------------------------------------------------------
10/27/98         Allmerica Financial Corp          Citizens Corp (Hanover Ins. Co)   Cash              17.5   $  185.1
09/29/98         Newmont Mining Corp               Newmont Gold Co                   Stock              6.5      264.8
09/23/98         Usinor SA                         J&L Specialty Steel Inc           Cash              46.5      112.7
09/08/98         Investor Group                    PEC Israel Economic Corp          Cash              19.0       87.3
07/07/98         Dexter Corp                       Life Technologies Inc(Dexter)     Cash              48.0      453.2
3/5/98           Xerox                             XLConnect Solutions               Cash              20.0       66.7
9/18/97          Orion Capital Corp.               Guaranty National                 Cash              22.7      128.5
8/29/97          REXEL SA (PPR)                    REXEL INC.                        CASH              49.4      300.0
6/26/97          Rhone-Poulenc SA                  Rhone-Poulenc Rorer               Cash              40.5    4,217.6
6/20/97          Waste Management                  Wheelabrator Technologies         Cash              33.0      854.9
6/3/97           FH Faulding                       Faulding                          Cash              38.0       77.2
6/2/97           Anthem (Blue Cross/Blue Shield)   Acordia                           Cash              33.2      172.8
5/22/97          Texas Industries                  Chaparral Steel                   Cash              15.0       66.7
5/14/97          Enron Corp                        Enron Global P & P                Stock             48.0      422.9
3/3/97           American Financial Group          American Finl Entps               Cash election     17.0       85.1
2/25/97          Petrofina SA                      Fina                              Cash              14.6      264.0
2/18/97          Sun Healthcare                    Contour Medical                   Cash election     34.7       35.2
1/28/97          Monsanto                          Calgene                           Cash              45.4      242.1
1/13/97          Zurich Versicherungs GmbH         Zurich Reinsurance Centre         Cash              34.0      319.0
1/21/97          Mafco Holdings                    Mafco Consolidated                Cash              15.0      116.9
12/17/96         Allmerica Financial               Allmerica Property & Casualty     Cash election     40.6      798.6
12/6/96          Sears Roebuck                     MaxServ                           Cash              47.6       30.1
10/10/96         Renco Group                       WCI Steel                         Cash              16.0       56.5
8/26/96          Conseco                           Bankers Life                      Stock             11.5      146.1
8/26/96          State of North Carolina           North Carolina Railroad           Cash              25.0       70.8
8/8/96           Chemed Corp                       Roto-Rooter                       Cash              45.1      100.5
7/3/96           Gold Kist                         Golden Poultry                    Cash              25.0       52.1
5/27/96          Novartis AG                       SyStemix                          Cash              31.2       93.6
9/26/95          SCOR SA                           SCOR US                           Cash              20.0       54.9
8/25/95          Berkshire Hathaway                GEICO                             Cash              49.0    2,347.0
5/19/95          BIC SA                            Bic                               Cash              22.0      218.9

                                                                                                        PREMIUMS (%) PAID
                                                                                                     OVER UNAFFECTED PRICE(2)
                                                                                                     ------------------------
DATE ANNOUNCED   ACQUIROR                          TARGET                            CONSIDERATION   INITIAL BID   FINAL BID
-----------------------------------------------------------------------------------------------------------------------------
10/27/98         Allmerica Financial Corp          Citizens Corp (Hanover Ins. Co)   Cash                    2.2         2.2
09/29/98         Newmont Mining Corp               Newmont Gold Co                   Stock                  20.8        20.8
09/23/98         Usinor SA                         J&L Specialty Steel Inc           Cash                   91.7       112.5
09/08/98         Investor Group                    PEC Israel Economic Corp          Cash                    8.8         8.8
07/07/98         Dexter Corp                       Life Technologies Inc(Dexter)     Cash                   17.9        17.9
3/5/98           Xerox                             XLConnect Solutions               Cash                   15.1        15.1
9/18/97          Orion Capital Corp.               Guaranty National                 Cash                   23.9        23.9
8/29/97          REXEL SA (PPR)                    REXEL INC.                        CASH                    9.5        26.3
6/26/97          Rhone-Poulenc SA                  Rhone-Poulenc Rorer               Cash                   16.5        22.8
6/20/97          Waste Management                  Wheelabrator Technologies         Cash                   16.5        28.2
6/3/97           FH Faulding                       Faulding                          Cash                    9.1        22.7
6/2/97           Anthem (Blue Cross/Blue Shield)   Acordia                           Cash                   11.5        11.5
5/22/97          Texas Industries                  Chaparral Steel                   Cash                   15.2        25.3
5/14/97          Enron Corp                        Enron Global P & P                Stock                   7.6        13.7
3/3/97           American Financial Group          American Finl Entps               Cash election          48.0        48.0
2/25/97          Petrofina SA                      Fina                              Cash                   18.5        18.5
2/18/97          Sun Healthcare                    Contour Medical                   Cash election          47.8        47.8
1/28/97          Monsanto                          Calgene                           Cash                   45.0        60.0
1/13/97          Zurich Versicherungs GmbH         Zurich Reinsurance Centre         Cash                   18.5        18.5
1/21/97          Mafco Holdings                    Mafco Consolidated                Cash                   41.9        23.5
12/17/96         Allmerica Financial               Allmerica Property & Casualty     Cash election          (0.9)       12.8
12/6/96          Sears Roebuck                     MaxServ                           Cash                   45.9        67.6
10/10/96         Renco Group                       WCI Steel                         Cash                   29.0        29.0
8/26/96          Conseco                           Bankers Life                      Stock                  10.5        10.5
8/26/96          State of North Carolina           North Carolina Railroad           Cash                  161.4       161.4
8/8/96           Chemed Corp                       Roto-Rooter                       Cash                   12.3        12.3
7/3/96           Gold Kist                         Golden Poultry                    Cash                   50.0        50.0
5/27/96          Novartis AG                       SyStemix                          Cash                   47.8        69.6
9/26/95          SCOR SA                           SCOR US                           Cash                   24.4        35.6
8/25/95          Berkshire Hathaway                GEICO                             Cash                   23.1        23.1
5/19/95          BIC SA                            Bic                               Cash                    1.4        12.5


(1) As of 10/31/98

(2) Bid price over share price one week prior to announcement

Source: Securities Data Corporation, SEC and other public filings

JPMORGAN

PREMIUM PAID IN SELECTED GOING PRIVATE
TRANSACTIONS (CONT'D)

JANUARY 1, 1990 TO DATE(1)

                                                                                                        TRANSACTION VALUE
                                                                                                        -----------------
DATE ANNOUNCED   ACQUIROR                                TARGET                         CONSIDERATION   % ACQ.        $MM
-------------------------------------------------------------------------------------------------------------------------
4/5/95           Club Mediterranee SA                    Club Med                       Cash              33.0   $  153.4
4/7/95           AT&T (McCaw Cellular)                   LIN Broadcasting               Cash              47.8    3,117.6
2/7/95           WMX Technologies                        Rust International             Cash               3.6       50.5
12/28/94         Fleet Financial                         Fleet Mortgage Group           Cash              19.0      190.0
12/22/94         ZENECA Group PLC                        Salick Health Care             Cash              50.0      234.0
11/2/94          PacifiCorp                              Pacific Telecom                Cash              13.0      159.0
9/8/94           GTE                                     Contel Cellular                Cash              10.0      254.3
8/24/94          Dole Food                               Castle & Cooke Homes           Cash              17.0       79.0
7/29/94          Foundation Health                       Intergroup Healthcare          Stock             37.4      255.7
7/28/94          WMX Technologies                        Chemical Waste Mgmt            Cash              21.4      397.4
6/6/94           Ogden Corp.                             Ogden Projects Inc.            Stock             15.8      110.3
3/1/94           National Intergroup Inc.                Foxmeyer Corp.                 Stock             19.5       79.7
2/17/94          EW Scripps Co                           Scripps Howard Broadcasting    Stock             14.0      118.8
1/7/94           Holderbank                              Holnam Inc                     Cash               5.0       52.0
10/13/93         Medco                                   Medical Marketing Group        Cash              45.8      156.7
4/26/93          Triarc Companies, Inc.                  Southeastern Public Service    Stock             29.0       86.0
2/22/93          Torchmark Corp.                         United Investors Mgt.          Cash              16.0      205.8
11/13/92         Rust Intl (WMX)                         Brand Cos.                     Cash Election     44.0      185.6
8/17/92          Leucadia National Corp.                 Phlcorp.                       Stock             37.0      139.9
7/1/92           Loral Corp.                             Loral Aerospace Corp.          Stock             41.0      198.3
3/2/92           W.R. Grace & Co.                        Grace Energy Corp.             Cash              17.0       77.3
2/24/92          Unocal Corp.                            Unocal Exploration Corp.       Stock              4.0      117.7
10/16/91         Time Warner                             American TV & Comm.            Cash              18.0    1,699.5
9/18/91          Arkla Inc.                              Arkla Exploration Co.          Stock             18.0       92.6
5/1/91           Tele-Communications Inc.                United Artists Entertainment   Stock             46.0      486.4
3/1/91           Air & Water Technologies?               Metcalf & Eddy Cos.            Stock             18.0       51.0
2/8/91           LAC Minerals LTD                        Bond International Gold        Stock             35.3      149.6
2/6/91           Broken Hill Property Co.                Hamilton Oil Corp.             Cash              49.9      296.5
1/3/91           Murphy Oil Corp.                        Ocean Drilling & Exploration   Stock             39.0      389.6
11/12/90         US West                                 US West Newvector Group        Stock             19.0      436.8
10/23/90         Ogden Corp.                             ERC Environ. & Energy Svcs     Cash              38.8       30.0
10/8/90          Western Gas Resources                   Western Gas Processors         Stock             48.0      130.3
7/31/90          Freeport-McMoRan Inc.                   Freeport-McMoran Oil & Gas     Stock             18.5       46.2
7/19/90          Caesars World Inc.                      Ceasars New Jersey Inc.        Cash              13.4       49.1
7/12/90          Paramount Communications, Inc.          TVX Broadcast Group            Cash              17.0       61.3
7/6/90           Renault                                 Mack Trucks                    Cash              40.0       70.8
5/17/90          Kansas City Southern Industries, Inc.   DST Systems Inc.               Cash              12.9       39.0
3/19/90          LPL Acquisition Corp.                   LPL Technologies, Inc.         Cash              49.0      187.6
3/2/90           American Express Co.                    Shearson Lehman Bros           Stock             39.0      361.2
3/2/90           Intermark Inc.                          Triton Group Ltd.              Stock             48.4       48.1
1/24/90          Imetal S.A.                             Copperweld Corp.               Cash              44.4      149.6

                                                         MEAN                                             29.5   $  328.7
                                                         MEDIAN                                           29.0   $  139.9

                                                                                                           PREMIUMS (%) PAID
                                                                                                        OVER UNAFFECTED PRICE(2)
                                                                                                        ------------------------
DATE ANNOUNCED   ACQUIROR                                TARGET                         CONSIDERATION   INITIAL BID   FINAL BID
--------------------------------------------------------------------------------------------------------------------------------
4/5/95           Club Mediterranee SA                    Club Med                       Cash                   14.8        39.9
4/7/95           AT&T (McCaw Cellular)                   LIN Broadcasting               Cash                  (24.1)       (6.0)
2/7/95           WMX Technologies                        Rust International             Cash                   19.1        39.1
12/28/94         Fleet Financial                         Fleet Mortgage Group           Cash                   18.5        18.5
12/22/94         ZENECA Group PLC                        Salick Health Care             Cash                   37.3        49.6
11/2/94          PacifiCorp                              Pacific Telecom                Cash                   15.5        23.7
9/8/94           GTE                                     Contel Cellular                Cash                   21.6        37.8
8/24/94          Dole Food                               Castle & Cooke Homes           Cash                   25.8        41.6
7/29/94          Foundation Health                       Intergroup Healthcare          Stock                  74.5        90.7
7/28/94          WMX Technologies                        Chemical Waste Mgmt            Cash                   (3.3)        8.9
6/6/94           Ogden Corp.                             Ogden Projects Inc.            Stock                  17.6        17.6
3/1/94           National Intergroup Inc.                Foxmeyer Corp.                 Stock                  11.3         9.1
2/17/94          EW Scripps Co                           Scripps Howard Broadcasting    Stock                   6.8         6.8
1/7/94           Holderbank                              Holnam Inc                     Cash                   15.5        15.5
10/13/93         Medco                                   Medical Marketing Group        Cash                  (15.6)       (8.0)
4/26/93          Triarc Companies, Inc.                  Southeastern Public Service    Stock                  63.8        63.8
2/22/93          Torchmark Corp.                         United Investors Mgt.          Cash                    9.4        12.1
11/13/92         Rust Intl (WMX)                         Brand Cos.                     Cash Election          13.6        13.6
8/17/92          Leucadia National Corp.                 Phlcorp.                       Stock                  15.2        15.2
7/1/92           Loral Corp.                             Loral Aerospace Corp.          Stock                   4.0         4.0
3/2/92           W.R. Grace & Co.                        Grace Energy Corp.             Cash                   34.7        55.1
2/24/92          Unocal Corp.                            Unocal Exploration Corp.       Stock                  18.3        18.3
10/16/91         Time Warner                             American TV & Comm.            Cash                   67.5        67.5
9/18/91          Arkla Inc.                              Arkla Exploration Co.          Stock                  28.7        28.7
5/1/91           Tele-Communications Inc.                United Artists Entertainment   Stock                  (7.5)       (7.5)
3/1/91           Air & Water Technologies?               Metcalf & Eddy Cos.            Stock                  16.7        16.7
2/8/91           LAC Minerals LTD                        Bond International Gold        Stock                  82.9       110.6
2/6/91           Broken Hill Property Co.                Hamilton Oil Corp.             Cash                   21.2        21.2
1/3/91           Murphy Oil Corp.                        Ocean Drilling & Exploration   Stock                  24.1        24.1
11/12/90         US West                                 US West Newvector Group        Stock                  53.9        53.9
10/23/90         Ogden Corp.                             ERC Environ. & Energy Svcs     Cash                   40.5        44.1
10/8/90          Western Gas Resources                   Western Gas Processors         Stock                 (15.0)      (15.0)
7/31/90          Freeport-McMoRan Inc.                   Freeport-McMoran Oil & Gas     Stock                  42.7        42.7
7/19/90          Caesars World Inc.                      Ceasars New Jersey Inc.        Cash                   45.5        49.3
7/12/90          Paramount Communications, Inc.          TVX Broadcast Group            Cash                   50.0        90.0
7/6/90           Renault                                 Mack Trucks                    Cash                   19.0        19.0
5/17/90          Kansas City Southern Industries, Inc.   DST Systems Inc.               Cash                   24.4        40.9
3/19/90          LPL Acquisition Corp.                   LPL Technologies, Inc.         Cash                   31.5        37.0
3/2/90           American Express Co.                    Shearson Lehman Bros           Stock                  18.6        18.6
3/2/90           Intermark Inc.                          Triton Group Ltd.              Stock                  16.9        16.9
1/24/90          Imetal S.A.                             Copperweld Corp.               Cash                   29.2        41.7

                                                         MEAN                                                  26.3        32.3
                                                         MEDIAN                                                18.6        23.1

(1) As of 10/31/98

(2) Bid price over share price one week prior to announcement

Source: Securities Data Corporation, SEC and other public filings

JPMORGAN

AGENDA


-   Situation profile

-   Valuation analysis

-   Acquisition premium considerations

-   APPENDIX



JPMORGAN

PPR OWNERSHIP ANALYSIS

                                                  SHARES
     DATE                                      PURCHASED        TOTAL PPR SHARES
     ---------------------------------------------------------------------------
     04/03/98                                  8,010,917               8,010,917
     06/12/98                                     68,500               8,079,417
     06/03/98                                    148,800               8,228,217
     06/12/98                                      4,000               8,232,217
     06/15/98                                     21,000               8,253,217
     06/19/98                                      6,500               8,259,717
     06/22/98                                      6,000               8,265,717
     06/29/98                                    119,900               8,385,617
     06/30/98                                     54,700               8,440,317
     07/01/98                                     45,300               8,485,617
     07/06/98                                     20,000               8,505,617
     07/08/98                                     20,000               8,525,617
     07/09/98                                     40,000               8,565,617
     07/28/98                                      3,000               8,568,617
     08/13/98                                     32,500               8,601,117
     08/14/98                                     25,000               8,626,117
     08/17/98                                    100,000               8,726,117
     08/18/98                                     11,900               8,738,017
     08/19/98                                     45,000               8,783,017
     10/15/98                                   (166,000)              8,617,017
     ---------------------------------------------------------------------------
       Total                                   8,617,017               8,617,017

                              SHARES OUTSTANDING(1)                   17,277,150
                              SHARES OWNED BY PPR @ 11/13/98           8,617,017
                              TOTAL PPR PERCENT OWNERSHIP                   49.9%
     ---------------------------------------------------------------------------

(1) Based on 18,477,150 shares outstanding on August 28, 1998 and adjusted for approximately 1,200,000 shares repurchased by Button

JPMORGAN

BUTTON OWNERSHIP PROFILE

SHAREHOLDER                                               SHARES   % OUTSTANDING
--------------------------------------------------------------------------------
FMR Corp                                               1,609,800            9.3%
Equitable Companies                                    1,174,400            6.8
Capital Research & Mgmt                                  786,600            4.6
Fred Alger Mgmt                                          550,500            3.2
Friess Associates                                        424,700            2.5
Mellon Bank                                              420,704            2.4
Mass Mutual                                              316,500            1.8
First Union                                              268,400            1.6
Morgan Stanley                                           279,549            1.6
Scudder Kemper                                           271,500            1.6
--------------------------------------------------------------------------------
TOTAL                                                  6,102,653           35.3%

--------------------------------------------------------------------------------

(1) Based on 17,277,150 shares outstanding (18,477,150 shares outstanding on August 28, 1998 and adjusted for approximately 1,200,000 shares repurchased by Button

Source: Spectrum, 6/30/98

JPMORGAN

COMPARABLE TRANSACTION OBSERVATIONS

$ MILLIONS, EXCEPT MULTIPLES AND MARGINS

                                                                                                           TOTAL CONSIDERATION/
DATE                                                                               TOTAL                --------------------------
ANNOUNCED     TARGET                                ACQUIROR               CONSIDERATION   % PREMIUM    SALES      EBITDA    EBIT
----------------------------------------------------------------------------------------------------------------------------------
November-98   Popular Plan Club                     Fingerhut                        N/A         N/A      N/A         N/A     N/A
August-98     Arizona Mail Company                  Fingerhut                     $  120         N/A      0.9x        6.0x    N/A
July-98       PC Flowers & Gifts                    Fingerhut                        N/A         N/A      N/A         N/A     N/A
February-98   Brylane                               PPR                            1,394         0.0%     1.1        10.4    12.4x
November-97   Chef's Catalog                        Neiman-Marcus Group               31         N/A      0.6         N/A     N/A
October-97    J. Crew                               Texas Pacific Group              477         N/A      0.5         9.2    12.2
January-97    Territory Ahead                       Management                       N/A         N/A      N/A         N/A     N/A
January-97    Eastbay                               Woolworth                        143        28.0%     1.2        14.1    15.8
January-97    Maintenance Warehouse/America Corp.   Home Depot                       245         N/A      N/A         N/A     N/A
October-96    Chadwick's of Boston                  Brylane                          303         N/A      0.6         N/A     N/A
April-96      E&B Marine                            West Marine                       50         1.7%     0.5        16.5    26.6
December-95   Gander Mountain - catalog business    Cabela                            35         N/A      N/A         N/A     N/A
August-93     Brylane                               Freeman Spogli & Co.             285         N/A      1.0         N/A     9.9

                                                    MEDIAN                        $  194         1.7%     0.8x       10.4x   12.4x
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                      % MARGIN
DATE                                                                       EQUITY VALUE/    -----------------------------
ANNOUNCED     TARGET                                ACQUIROR                  NET INCOME    EBITDA    EBIT    NET INCOME
-------------------------------------------------------------------------------------------------------------------------
November-98   Popular Plan Club                     Fingerhut                        N/A       N/A     N/A           N/A
August-98     Arizona Mail Company                  Fingerhut                        N/A      14.0%    N/A           N/A
July-98       PC Flowers & Gifts                    Fingerhut                        N/A       N/A     N/A           N/A
February-98   Brylane                               PPR                             18.6x     10.2%    8.6%          4.3%
November-97   Chef's Catalog                        Neiman-Marcus Group              N/A       N/A     N/A           N/A
October-97    J. Crew                               Texas Pacific Group              N/A       5.9%    4.4%          N/A
January-97    Territory Ahead                       Management                       N/A       N/A     N/A           N/A
January-97    Eastbay                               Woolworth                        N/A       N/A     N/A           N/A
January-97    Maintenance Warehouse/America Corp.   Home Depot                       N/A       N/A     N/A           N/A
October-96    Chadwick's of Boston                  Brylane                         18.8       N/A     N/A           2.7%
April-96      E&B Marine                            West Marine                      N/A       2.7%    1.6%          0.2%
December-95   Gander Mountain - catalog business    Cabela                           N/A       N/A     N/A           N/A
August-93     Brylane                               Freeman Spogli & Co.             N/A       N/A    10.0%          N/A

                                                    MEDIAN                          18.7x      8.1%    6.5%          2.7%
-------------------------------------------------------------------------------------------------------------------------



Source: Securities Data Corporation


JPMORGAN

THE DIRECT MAIL/APPAREL SECTOR HAS EXPERIENCED SIGNIFICANT MULTIPLE CONTRACTION



                                                                                     CATALOG COMPARABLES
                                                          --------------------------------------------------------------------------
                                 BUTTON           S&P         LE        LVC       CWTR      SPGLA       DLIA       DMMC       CDIR
------------------------------------------------------------------------------------------------------------------------------------
 STOCK PRICE
   02/26/97                      $23.75         940.53     $27.88     $13.00     $18.00     $ 6.75     $17.50     $ 3.92     $12.75
   10/15/97                       45.88       1,127.29      31.56      16.69      29.00       6.44      22.25      10.67      20.00
   04/03/98                       56.88       1,306.33      38.25      18.13      22.00       6.13      25.13      14.50      16.00
   11/13/98                       16.50       1,346.14      19.75      14.38      13.50       3.06       7.88      16.25       9.85
% CHANGE (04/03/98-11/13/98)     (71.0%)          3.1%     (48.4%)    (20.7%)    (38.6%)    (50.1%)    (68.7%)     12.1%     (38.3%)

12-MONTH FORWARD EPS ESTIMATES
   02/26/97                      $ 2.10      $   45.19     $ 1.75     $ 1.05     $ 0.81     $ 0.23     $ 0.44     $ 0.40     $ 0.58
   10/15/97                        2.95          48.18       1.96       1.23       1.06       0.09       0.58       0.55       1.13
   04/03/98                        3.42          48.93       2.23       1.27       1.18       0.17       0.73       0.72       0.41
   11/13/98                        2.47          46.85       2.00       1.43       1.32       0.21       0.57       0.96       0.31
% CHANGE (04/03/98-11/13/98)     (27.8%)         (4.3%)    (10.3%)     12.4%      11.9%      20.6%     (20.2%)     32.8%     (24.4%)

12-MONTH FORWARD P/E RATIOS
   02/26/97                       11.3x          20.8x      15.9x      12.4x      22.2x      29.3x      39.8x       9.8x      24.0x
   10/15/97                       15.6           23.4       16.1       13.6       27.4       71.5       38.4       19.4       17.7
   04/03/98                       16.6           26.7       17.2       14.3       18.6       36.0       34.4       20.1       38.0
   11/13/98                        6.7           28.6       10.2       10.2       10.8       16.1       14.1       16.7       32.0
% CHANGE (04/03/98-11/13/98)     (59.7%)          7.1%     (40.6%)    (28.3%)    (41.7%)    (55.1%)    (59.1%)    (16.7%)    (15.8%)

------------------------------------------------------------------------------------------------------------------------------------

                                   RETAIL COMPANIES
                                 --------------------
                                    IBI         TLB
-----------------------------------------------------
 STOCK PRICE
   02/26/97                       $19.13      $31.38
   10/15/97                        22.75       26.75
   04/03/98                        27.81       19.44
   11/13/98                        25.31       24.69
% CHANGE (04/03/98-11/13/98)       (9.0%)      27.0%

12-MONTH FORWARD EPS ESTIMATES
   02/26/97                       $ 1.25      $ 2.24
   10/15/97                         1.40        1.50
   04/03/98                         1.59        0.77
   11/13/98                         1.74        1.31
% CHANGE (04/03/98-11/13/98)        9.4%       69.5%

12-MONTH FORWARD P/E RATIOS
   02/26/97                        15.3x       14.0x
   10/15/97                        16.3        17.8
   04/03/98                        17.5        25.2
   11/13/98                        14.3        18.6
% CHANGE (04/03/98-11/13/98)      (18.5%)     (26.1%)

-----------------------------------------------------


Source:  I/B/E/S

JPMORGAN

J.P. MORGAN DEVELOPED FORECASTS FOR BUTTON BASED ON PUBLICLY AVAILABLE
INFORMATION


[Graph showing Sales forecast ($MM) - 1996-2004]


`96 - `98 CAGR:  10.4%

`99 - `04 CAGR:  2.8%, 5.0%

[Graph showing EBITDA margin forecast - 1996-2004]


[Graph showing Gross Margin forecast - 1996-2004]


[Graph showing EPS ($ per share) forecast - 1998-2004]

`96-`98 CAGR:  52.9%

`99-`04 CAGR

- Case I:  15.0%

- Case II:  12.5%


JPMORGAN

DISCOUNTED CASH FLOW FORECAST SUMMARY

$ MILLIONS, EXCEPT PER SHARE DATA

                                                                  FOR THE FISCAL YEARS ENDING JANUARY 31,
                                            ------------------------------------------------------------------------------------
                    1998           LTM       1999E           2000E          2001E          2002E          2003E          2004E
--------------------------------------------------------------------------------------------------------------------------------
CASE I
 Sales            $ 1,315        $ 1,360    $ 1,353         $ 1,421        $ 1,491        $ 1,567        $ 1,646        $ 1,729
   % growth          13.6%             -        2.9%            5.0%           5.0%           5.0%           5.0%           5.0%

 EBITDA               137            141        112             121            126            132            140            149
   % margin          10.4%          10.4%       8.3%            8.5%           8.4%           8.5%           8.5%           8.6%

 EPS              $  2.76        $  3.07    $  2.06         $  2.55        $  2.90        $  3.26        $  3.67        $  4.14
   % growth          46.8%             -      (25.3%)          23.7%          13.8%          12.3%          12.7%          12.7%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
CASE II
 Sales            $ 1,315        $ 1,360    $ 1,353         $ 1,421        $ 1,491        $ 1,567        $ 1,646        $ 1,729
   % growth          13.6%             -        2.9%            5.0%           5.0%           5.0%           5.0%           5.0%

 EBITDA               137            141        112             121            126            132            140            149
   % margin          10.4%          10.4%       8.3%            8.5%           8.4%           8.5%           8.5%           8.6%

 EPS              $  2.76        $  3.07    $  2.06         $  2.55        $  2.73        $  2.88        $  3.25        $  3.72
   % growth          46.8%             -      (25.3%)          23.7%           7.3%           5.5%          12.9%          14.3%
--------------------------------------------------------------------------------------------------------------------------------


JPMORGAN

DISCOUNTED CASH FLOW ANALYSIS:  CASE I

                                                FISCAL YEARS ENDED JANUARY 31,
                    -----------------------------------------------------------------------------
$ MILLIONS            1999          2000          2001          2002          2003          2004
-------------------------------------------------------------------------------------------------
Sales               $1,358        $1,421        $1,491        $1,5678       $1,646        $1,729
   % growth              2.9%          5.0%          5.0%           5.0%         5.0%          5.0%

EBITDA                 112           121           126           132           140           149
   % margin              8.3%          8.5%          8.4%          8.5%          8.5%          8.6%

EBIT                    90            98           102           108           116           124
   % margin              6.6%          6.9%          6.8%          6.9%          7.0%          7.2%

Capex                   13            13            15            16            17            17
   % sales               1.0%          0.9%          1.0%          1.0%          1.0%          1.0%

Change in NWI            7             5             6             6             6             6

CASE I (EQUITY VALUE/SHARE)

                        TERMINAL VALUE EBITDA MULTIPLE
                        ------------------------------
                         6.00X      6.25X         6.5X
                        ------------------------------
WACC
  9.75%                $27.18      $28.57        $29.96
 10.00                  26.73       28.11         29.48
 10.25                  26.29       27.65         29.00


--------------------------------------------------------------------------------
General assumptions    1999 and 2000 forecast based on consensus EPS estimates
                        of $2.06 and $2.55, respectively, and long-term EPS growth of 15.0%

Sales growth            Assumes sales growth of 2.9% and 5.0% in 1999 and 2000,
                        respectively, flat at 5.0% through 2004

Margins Gross margin and operating margin average 49.5% and 6.9%, respectively, during the forecast period

Cash flow items         Capex forecast of 1.0% of sales and working capital at
                        7.8% of sales
--------------------------------------------------------------------------------


CASE I (IMPLIED 1999 FV/EBITDA)

                           TERMINAL VALUE EBITDA MULTIPLE
                          --------------------------------
                          6.00X       6.25X         6.50X
                          --------------------------------
WACC
   9.75%                   7.7x        7.9x          8.2x
 10.00                     7.7         7.9           8.1
 10.25                     7.6         7.8           8.0


JPMORGAN

DISCOUNTED CASH FLOW ANALYSIS:  CASE II

                                              FISCAL YEARS ENDED JANUARY 31
                     ----------------------------------------------------------------------------
$ MILLIONS            1999         2000          2001          2002          2003          2004
-------------------------------------------------------------------------------------------------
Sales               $1,353        $1,421        $1,491        $1,567        $1,646        $1,729
   % growth            2.9%          5.0%          5.0%          5.0%          5.0%          5.0%


EBITDA                 112           121           126           132           140           149
   % margin            8.3%          8.5%          8.4%          8.5%          8.5%          8.6%

EBIT                    90            98            99           101           109           117
   % margin            6.6%          6.9%          6.6%          6.5%          6.6%          6.8%


Capex                   13            50            51            17            16            17
   % sales             1.0%          0.9%          3.3%          3.2%          1.0%          1.0%

Change in NWI            7             5             6             6             6             6

CASE II (EQUITY VALUE/SHARE)

                        TERMINAL VALUE EBITDA MULTIPLE
                        -------------------------------
                         6.00X      6.25X        6.50X
                        -------------------------------
WACC
  9.75%                $24.33      $25.72       $27.10
 10.00                  23.90       25.27        26.64
 10.25                  23.47       24.82        26.18


--------------------------------------------------------------------------------
General assumptions     1999 and 2000 forecast based on consensus EPS estimates
                        of $2.06 and $2.55, respectively

Sales growth            Assumes sales growth of 2.9% and 5.0% in 1999 and 2000,
                        respectively, flat at 5.0% through 2004

Margins Gross margin and operating margin average 49.5% and 6.7%, respectively, during the forecast period

Cash flow items         Capex forecast of 1.0% (except 2001 and 2002) of sales
                        and working capital at 7.8% of sales

Modifications/          Additional capex of $35 million in both 2001 and 2002.
 comments(1)            Assumes no additional sales growth or margin improvement
                        over Case I
--------------------------------------------------------------------------------


CASE II (IMPLIED 1999 FV/EBITDA)

                        TERMINAL VALUE EBITDA MULTIPLE
                        -------------------------------
                         6.00X      6.25X        6.50X
                        -------------------------------
 WACC
   9.75%                  7.3x       7.5x         7.7x
  10.00                   7.2        7.4          7.6
  10.25                   7.2        7.4          7.6


JPMORGAN

(1) Pursuant to discussions with PPR management

SELECTED COMPARABLE PUBLICLY TRADED COMPANIES

Company          Description                                                     Comments
-----------------------------------------------------------------------------------------------------------------------------------
Blair            Retails and direct mail merchandises fashion apparel for        Experienced flat Q2 sales; operates retail stores
                 men and women, as well as a variety of home products.           in Pennsylvania and Delaware, as well as two outlet
                 Home products include draperies, furniture covers, area         stores in Pennsylvania.
                 rugs, bath accessories, kitchenware, tools and more

Coldwater Creek  Specialty direct-mail retailer of apparel, gifts, jewelry and   Announced intention to sell Milepost 4 in order to
                 home furnishings; select number of company retail               focus on core female and home furnishings customers
                 stores

Concepts Direct  Provides a variety of database management, list                 Significant growth in customer and database size
                 processing, and marketing research services to direct           expected to continue in near term; however, still
                 marketing companies.  The Company also sells                    experiencing increasing losses
                 personalized paper products and a diverse line of
                 merchandise, including collectibles, gift items, home
                 decorative items, and casual apparel

Delia's          Direct marketer of casual apparel and related                   Sales slowing due to current competition in teen
                 accessories to girls and young women.  Offers an                sector and changes in fashion.  Store sales
                 assortment of branded products including jeans, shorts,         expected to surpass catalog sales within three
                 t-shirts, dresses, swimwear, sunglasses, costume                years
                 jewelry, watches and cosmetics

DM Management    Specialty direct marketer of high quality women's               One of the few direct marketers that continues to
                 apparel, accessories, shoes, and gifts; markets its             perform well.  J. Jill and Nicole Summers have a
                 products through the J. Jill and Nicole Summers catalogs        combined circulation of 70 million

Fingerhut        Leading direct marketer of consumer products; sells its         Three acquisitions over past four months (Arizona
                 merchandise through catalogs, television and other              Mail, Popular Plan Club, PC Flowers & Gifts).
                 media; targets moderate income customers                        Cutting circulation of certain catalogs

Genesis Direct   Database-driven specialty retailer, offers products             Net loss of $21.2 million for Q2; Company has
                 directly to consumers in targeted niche markets through         retained investment advisors to assist in the
                 catalogs, Internet websites, and electronic media.  The         evaluation of strategic alternatives, including a
                 Company markets sports apparel, accessories, home               possible sale of the company
                 furnishings, equipment, kids toys, games, crafts,
                 clothing, educational materials, gifts, collectibles, and
                 more
-----------------------------------------------------------------------------------------------------------------------------------


JPMORGAN

COMPANY            DESCRIPTION                                                 COMMENTS
Hanover Direct     Specialty direct marketer, providing home fashions,         Modest operating improvements over prior year.  The
                   general merchandise, men's and women's apparel, and         Company Store and Silhouette showed significant
                   gift catalogs via direct mail and electronic commerce.      year-to-year growth in demand.

Intimate Brands    Leading specialty retailer of intimate apparel and          Catalog sales, which approximate 33% of total sales,
                   personal care products, operating mainly under Victoria     are flat year-to-date and expected down 5%-10% in
                   Secret and Bath & Body Works brand names; over 600          Q3
                   stores in
                   U.S., Canada, U.K.

Land's End         Specialty mail-order retailer of classic styles and casual  Inventory problem expected to affect Q4; fired CEO
                   clothing for men, women and children, accessories,          and Vice Chairman of sales; 55% owned by
                   shoes, soft luggage and bath and bedding items              Chairman/Founder

Lillian Vernon     Direct-mail specialty catalog marketer of household, gift,  Q2 earnings affected by poor retail environment;
                   gardening, kitchen, Christmas and children's products       initiated share repurchase program in October

Spiegel            International, multichannel specialty retailer marketing    Catalog business continues to erode; October sales
                   apparel and home furnishings to customers through           down 5%; Eddie Bauer same store sales down 14% in
                   catalogs, 508 specialty retail stores, and electronic       October and 11% year-to-date
                   platforms.  Merchandising businesses include Spiegel
                   Catalog, Eddie Bauer, Eddie Bauer HOMECollection,
                   AKA EDDIE BAUER and Newport News

The Talbots        Leading specialty retailer and cataloger of women's and     Alienated core classic customer last year; expects
                   children's classic apparel, shoes, and accessories;         flat catalog sales this year; developed a test book
                   operates in over 600 stores in the U.S., Canada and         for plus size women (1.2MM copies); currently
                   U.K.                                                        eliminating unprofitable names


JPMORGAN

$ MILLIONS

                                                                                              LTM 1998
                                                                          -----------------------------------------------
                                                             NET DEBT/                 EBITDA      EBIT
                     MARKET CAP    NET DEBT    FIRM VALUE   FIRM VALUE    REVENUES    MARGIN       MARGIN     NET MARGIN
-------------------------------------------------------------------------------------------------------------------------
Blair Corp.           $  212       $   26        $  238       0.11        $  491        8.2%        7.1%         4.1%

Coldwater Creek          146           21           167       0.13           300        7.5         6.0          3.5

Concepts Direct           50            2            52       0.05            79        0.7        (0.5)        (0.3)

Delia's                  113          (17)           96      (0.18)          132        7.7         6.7          4.2

DM Management            159           15           174       0.08           197        6.7         5.6          3.6

Fingerhut                423          261           683       0.38         1,789       10.8         8.0          3.9

Genesis Direct           151           47           198       0.24           156         NM          NM           NM

Hanover Direct           487           76           563       0.13           553         NM          NM           NM

Intimate Brands        6,213          328         6,541       0.05         3,733       19.4        16.5         10.1

Land's End               618          172           790       0.22         1,307        8.1         6.9          4.2

Lillian Vernon           134           16           150       0.11           265        5.7         4.0          2.7

Spiegel                  436          741         1,177       0.63         2,770        4.9         1.8         (0.8)

The Talbots              778           73           852       0.09         1,107        6.8         3.4          1.5

MEDIAN                $  212       $   47        $  207       0.13        $  491        7.2%        6.0%         3.6%

BUTTON                   287          394           681       0.55         1,360       10.4         8.7          4.1
-------------------------------------------------------------------------------------------------------------------------


JPMORGAN